Exhibit 99.1

XM Exceeds 1,360,000 Subscribers at Year-End 2003

Over 1 Million Net Additional Subscribers in 2003;

Expects to Reach 2.8 Million Subscribers in 2004

XM Introduces 2004 Programming Lineup featuring 100% Commercial-Free
Music Plus XM Instant Traffic & Weather Channels for Major
Markets Nationwide

XM Takes to the Skies with JetBlue Airways and AirTran Airways

LAS VEGAS, Jan. 7 /PRNewswire-FirstCall/ — XM Satellite Radio (Nasdaq: XMSR), the country’s number-one satellite radio service, today announced it signed up more than 1,360,000 subscribers, representing 1 million net additional subscribers in the year 2003, extending its market dominance in satellite radio.

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“XM delivered an outstanding performance in 2003 with more than 1 million new customers choosing our service this year for a total of more than 1.36 million subscribers overall,” said Hugh Panero, XM President and CEO.  “During the fourth quarter of 2003, XM added more than 430,000 customers — our best quarter ever.  Equally exciting is the more than 23,000 subscribers who signed up on Christmas Day, the biggest single day in the history of the company.  By the end of 2004 we expect to have 2.8 million subscribers, reflecting an increase of more than 1.4 million subscribers during 2004.”

XM Introduces 2004 Content Lineup Featuring 100% Commercial-Free Music plus XM Instant Traffic & Weather Channels

Building on the momentum of 2003, XM announced an exciting content lineup for 2004.  XM will offer 100 percent commercial-free music channels beginning in February.

“XM has established itself as the ultimate destination for music lovers. With our new content lineup, the music lover can now get more high-quality music, commercial-free, on XM than on any terrestrial or satellite radio alternative,” Panero said.  “The New York Times says XM is the ‘HBO of satellite radio.’  When you combine XM’s live programming with the most commercial-free music channels in satellite radio, it’s clear that XM programming will be even more amazing in 2004.”

In 2004, XM will also roll out XM Instant Traffic & Weather channels, offering listeners in-depth, up-to-date information about road and weather conditions in 21 major metropolitan markets nationwide, 24 hours a day, seven days a week, with greater detail and more frequent updates than available elsewhere.

XM Instant Traffic & Weather will be presented by XM in cooperation with Mobility Technologies, a leading provider of traffic data, and The Weather Channel.  The first 15 XM Instant Traffic & Weather channels will debut in March for the following metro areas: New York City, Los Angeles, Washington, D.C., Dallas-Ft. Worth, Chicago, Houston, Detroit, Philadelphia, Phoenix, San

Francisco, Tampa-St. Petersburg, Orlando, Baltimore, Pittsburgh, and St. Louis.  Dedicated channels for Boston, Atlanta, Miami-Ft. Lauderdale, Minneapolis-St. Paul, Seattle, and San Diego will be introduced later in 2004.

XM’s 2004 lineup features new music channels, including ones devoted to adult contemporary music, top country hits, jambands, alternative rock’s greatest tracks, and cutting-edge punk, plus MSNBC and new talk programs.

In 2004 XM will offer a total of 121 channels — 68 music channels, 32 news, sports, talk, and variety channels, and 21 XM Instant Traffic & Weather channels — for the basic monthly fee of $9.99 a month.

XM Partners with JetBlue Airways and AirTran Airways

In an industry first, XM announced it will provide in-flight audio entertainment to every seat on AirTran Airways (NYSE: AAI) and JetBlue Airways (Nasdaq: JBLU) flights utilizing a system provided by LiveTV LLC, a wholly- owned subsidiary of JetBlue Airways.  The XM in-flight service will be introduced on JetBlue Airways’ existing fleet of Airbus 320 aircraft beginning this fall and on its new fleet of Embraer 190 aircraft when introduced into service next year.  AirTran Airways will offer XM on its existing fleet of Boeing 717s this fall, as well as its new Boeing 737 aircraft when introduced into service.

“XM is pleased to partner with outstanding airline brands such as AirTran Airways and JetBlue Airways, who together carry more than 20 million passengers a year.  XM will be a great entertainment feature for these passengers, who will have the opportunity to experience our outstanding audio content throughout their flights.  This will be a strong, mutually rewardingpartnership between XM and these fine, innovative air carriers,” Panero said.

New XM Radio Products

XM announced the introduction of new wireless FM audio adaptors for its popular Delphi XM SKYFi and Roady product lines.  The SKYFi and Roady audio adaptors (MSRP $29.99 each) deliver XM to any car with an FM radio system. These sleek accessories plug conveniently into the vehicle’s cigarette lighter. The adapters wirelessly transmit XM to a vehicle’s FM radio and provide power to the receiver.

XM continues to expand its presence in the home with the introduction of the Roady home adapter (MSRP $39.99).  The home adapter connects the Roady, which BusinessWeek magazine named a “Best Product of 2003,” to a home stereo or a set of powered speakers.

Delphi has announced the introduction of the Delphi CD Audio System (MSRP $179.99), the first AM, FM, XM, CD and MP3-capable boom box.  This product delivers XM programming through the Delphi XM SKYFi receiver (MSRP $99.99), the best-selling satellite radio in its class with more than 500,000 units produced since its introduction in 2002.

XM is enhancing its aftermarket car stereo product line with the recent introduction of the XMCommander (MSRP $159.99), an XM radio that works with any AM/FM car stereo, regardless of the brand.  The XMCommander, distributed by Terk Technologies, blends seamlessly with the dashboard.  It has a two-linedisplay and includes the smallest satellite antenna available.  This device is especially attractive to consumers who own luxury cars and want a sleek, elegant-looking system.

Last month, Alpine Electronics introduced the industry’s first in-dash stereo head unit with a fully-integrated XM radio, along with AM, FM, and CD functions.  This new receiver, which was recently named a Consumer Electronics

Show 2004 Innovations Award winner, eliminates the need for a separate XM tuner box.  Alpine, Pioneer and Sony will also continue to carry a broad selection of XM-ready car stereo products.

Finally, the new XM Direct device features a low cost, universal tuner that directly connects to the car stereo system using a smart digital adapter cable (combined MSRP $99.99).  Once the XM Direct is connected, you can listen to XM on the in-dash car stereo using the existing stereo controls.  Blitzsafe introduced the very first XM Direct adapter cable for BMW and Mini automobiles last fall.  Blitzsafe is expected to introduce adapter cables for Alpine andSony head units in the first quarter.  In addition, Terk Technologies is introducing XM Direct adapter cables for Kenwood and Pioneer head units.

About XM Satellite Radio

XM is America’s #1 satellite radio service.  With more than 1.36 million subscribers today, XM is on pace to reach 2.8 million subscribers by the end of 2004.  Broadcasting live daily from studios in Washington, DC, New YorkCity and Nashville, Tennessee at the Country Music Hall of Fame, XM’s 2004 lineup includes more than 120 digital channels of choice from coast to coast: 68 music channels that will be 100% commercial-free beginning in February 2004, featuring hip hop to opera, classical to country, bluegrass to blues; 32 channels of premier sports, talk, comedy, children’s and entertainment programming; and 21 channels of the most advanced traffic and weather information for major metropolitan areas nationwide.  Affordable, compact and stylish XM satellite radio receivers for the home, the car, the computer and boom boxes for “on the go” are available from retailers nationwide.  In addition, XM is available in more than 80 different 2004 car models.  XM is a popular factory-installed option on more than 40 new General Motors models, as well as a standard feature on several top-selling Honda and Acura models.

For more information about XM, visit http://www.xmradio.com.

Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for the Company’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 8-K filed with the Securities and Exchange Commission on 6-03-03 and Form S-3 filed on 8-08-03. Copies of the filing are available upon request from XM Radio’s Investor Relations Department.

SOURCE  XM Satellite Radio

    -0-                             01/07/2004

    /CONTACT:  Chance Patterson of XM Satellite Radio, +1-202-380-4318,
cell: +1-202-262-5213, or chance.patterson@xmradio.com/

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    /Web site:  http://www.xmradio.com

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    (XMSR AAI JBLU)